Exhibit 99.1

RAPID MANUFACTURING GROUP, LLC

Unaudited Consolidated Financial Reports

September 30, 2017

Rapid Manufacturing Group, LLC
Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4,189	$5,264
Accounts receivable, net of allowance for doubtful accounts of $38 and $31 as of September 30, 2017 and December 31, 2016, respectively	5,339	5,136
Inventory	553	953
Prepaid expenses and other current assets	513	147
Total current assets	10,594	11,500
Property and equipment, net	4,498	4,439
Other long-term assets	103	105
Total assets	$15,195	$16,044

Liabilities and members' equity
Current liabilities
Accounts payable	$805	$1,138
Accrued compensation	843	1,009
Current portion of long-term debt	1,549	1,416
Current portion due to members	-	963
Income taxes payable	145	86
Accrued liabilities and other	83	582
Total current liabilities	3,425	5,194
Long-term debt, less current portion	3,629	4,392
Long-term deferred income tax	85	85
Total liabilities	7,139	9,671

Members' equity
Total Members' equity	8,056	6,373
Total liabilities and members' equity	$15,195	$16,044

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Manufacturing Group, LLC
Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016

Statements of Operations:
Revenue	$34,247	$27,972
Cost of revenue	16,463	14,582
Gross profit	17,784	13,390
Operating expenses
Marketing and sales	3,779	3,118
Research and development	1,236	1,434
General and administrative	8,367	7,658
Total operating expenses	13,382	12,210
Income from operations	4,402	1,180
Other expense, net	(131)	(192)
Income before income taxes	4,271	988
Provision for income taxes	111	116
Net income	$4,160	$872

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Manufacturing Group, LLC
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016

Operating activities
Net income	$4,160	$872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,541	1,498
Changes in operating assets and liabilities:
Accounts receivable	(203)	(170)
Inventories	400	-
Prepaid expenses and other	(364)	69
Income taxes	59	139
Accounts payable	(335)	89
Accrued liabilities and other	(664)	(65)
Net cash provided by operating activities	4,594	2,432

Investing activities
Purchases of property and equipment	(1,600)	(351)
Net cash used in investing activities	(1,600)	(351)

Financing activities
Payments on debt	(630)	(1,674)
Contributions from members	-	861
Distributions to members	(3,439)	(624)
Net cash used in financing activities	(4,069)	(1,437)
Net increase (decrease) in cash and cash equivalents	(1,075)	644
Cash and cash equivalents, beginning of period	5,264	3,275
Cash and cash equivalents, end of period	$4,189	$3,919

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

Note 1 – Basis of Presentation

The unaudited interim Consolidated Financial Statements of Rapid Manufacturing Group, LLC (Rapid, the Company, we, us, or our) have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information and Regulation S-X. In the opinion of management, the accompanying financial statements reflect all adjustments necessary for a fair presentation of the Company’s statements of financial position, results of operations and cash flows for the periods presented. Except as otherwise disclosed herein, these adjustments consist of normal, recurring items. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates.

The accompanying Consolidated Balance Sheet as of December 31, 2016 was derived from the audited Consolidated Financial Statements but does not include all disclosures required by U.S. GAAP for a full set of financial statements.

Note 2 – Nature of Business

Organization and business

Rapid Manufacturing Group, LLC and its subsidiaries is an e-commerce driven manufacturer of prototype and low-volume production sheet metal and computer numerical control (CNC) machined parts, and wire and cable harnesses for companies throughout the United States of America. The Company’s primary manufacturing product lines include Sheet Metal, CNC Machining and Wire and Cable. Rapid Manufacturing Group, LLC is located in Nashua, New Hampshire. The Company’s subsidiaries are:

Name	Location

Rapid Sheet Metal LLC	United States
NH Rapid Machining LLC	United States
Rapid Wire and Cable LLC	United States

Note 3 – Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, as listed within Organization and business above. All intercompany accounts and transactions have been eliminated in consolidation.

 Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

Cash and cash equivalents

Cash and cash equivalents include cash and other investments, including marketable securities, with maturities of three months or less at the date of purchase. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are reported at the invoiced amount less an allowance for doubtful accounts. As of each balance sheet date, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, taking into account the history of write-offs and collections. A receivable is considered past due if payment has not been received within the period agreed upon in the invoice. Accounts receivable are written off after all collection efforts have been exhausted. Recoveries of trade receivables previously written off are recorded when received.

Inventory

Inventory consists of raw materials, which are recorded at the lower of cost or market using the first-in, first-out (FIFO) cost method and work in progress (WIP), which is recorded as the value of the raw material inputs and estimates for direct labor and overhead approximated using the average gross margin for the product line.

Property, equipment and leasehold improvements

Property, equipment and leasehold improvements are stated at cost. Major improvements that substantially extend an asset’s useful life are capitalized. Repairs, maintenance and minor improvements are charged to operations as incurred. Depreciation, including amortization of leasehold improvements and assets recorded under capital leases, is calculated using the straight-line method over the estimated useful lives of the individual assets and ranges from 5 to 15 years. Manufacturing equipment is depreciated over 5 years, computer hardware and software are depreciated over 3 years, leasehold improvements are depreciated over the estimated lives of the related assets or the life of the lease, whichever is shorter, and vehicles are depreciated over 5 years. Assets not in service are not depreciated until the asset is put into use.

Accounting for long-lived assets

The Company periodically reviews the carrying amount of its property, equipment and leasehold improvements to determine if circumstances exist indicating an impairment or if depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows of the specific assets to determine if the assets are recoverable. If impairment exists based on these projections, an adjustment will be made to reduce the carrying amount of the specific assets to fair value.

Revenue recognition

The Company recognizes revenue when it is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the buyer is fixed or determinable and collectability is reasonably assured. Revenue is recognized upon transfer of title and risk of loss, which is generally upon the shipment of parts in our Sheet Metal, CNC Machining and Wire and Cable product lines. Freight billed to customers is included in revenues, and all freight expenses paid by the Company are included in cost of revenue.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (ASC 740). Under this method, the Company determines tax assets and liabilities based upon the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Because the Company assumes that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, giving rise to a deferred tax asset or liability. The Company establishes a valuation allowance for any portion of its deferred tax assets that the Company believes will not be recognized.

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements by requiring that individual tax positions are recorded only when they meet a more-likely-than-not criterion. Additionally, ASC 740 provides guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Advertising costs

Advertising is expensed as incurred and was approximately $0.6 million and $0.4 million for the nine months ended September 30, 2017 ended September 30, 2016, respectively.

Note 4 – Fair Value Measurements

ASC 820, Fair Value Measurement (ASC 820), defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company has no financial assets measured at fair value as of September 30, 2017 or December 31, 2016.

Note 5 – Inventory

The Company’s inventory consists of the following:

(in thousands)	September 30, 2017	December 31, 2016

Raw materials	$205	$360
Work in process	348	593
Total inventory	$553	$953

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

Note 6 – Income Taxes

The Company, with the consent of its limited liability members, is taxed as a partnership under the Internal Revenue Code. In lieu of entity income taxes, the members of a partnership are taxed on their proportionate share of the Company's taxable income. Therefore, no provisions or liability for federal income taxes has been included in the financial statements. The Company is subject to state income tax in New Hampshire and the states in which it operates; therefore, a provision for state income taxes has been recorded for each the nine months ended September 30, 2017 and 2016.

The deferred income tax liability is due to accelerated depreciation and amortization methods being utilized for income tax reporting and straight line methods being used for financial reporting. The deferred state income tax liability amounted to $0.1 million at each of September 30, 2017 and 2016.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures.

Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, the Company’s tax returns remain open for three years for federal and state income tax examinations. Currently Rapid Sheet Metal, LLC is under examination by the Internal Revenue Service for the year ended December 31, 2014.

Note 7 – Litigation

From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, the Company does not believe it is a party to any litigation the outcome of which, if determined adversely, would individually or in the aggregate be reasonably expected to have a material adverse effect on its business.

Note 8 – Related Party Transactions

On July 31, 2014, the Company entered into a six-year operating lease with a related party for its sheet metal manufacturing operations at a monthly rate of $15,034. The terms of the initial lease included rent escalation clauses of 3% per year. On November 30, 2015, the Company signed an addendum to the lease agreement effective December 1, 2015, which resulted in the monthly rent rate increasing to $15,485 through December 31, 2015 and further increasing $5,000/month in each calendar year beginning January 1, 2016 through December 31, 2019.

A member periodically loans funds to the Company for cash flow purposes. The outstanding loan balance due to the member at December 31, 2016 was $962,447. No funds were advanced during the nine months ended September 30, 2017. Interest is charged at various rates from 1% to 4% per annum, which totaled $4,541 for the year ended December 31, 2016. The amount of the loan outstanding was repaid in full as of September 30, 2017.

The Company licenses intellectual property from an affiliated company which results in amounts being due to/from this affiliate. No interest is charged on the outstanding balances. The balance due to affiliated companies at December 31, 2016 was $223,065 and was repaid in full as of September 30, 2017. This amount is included in “Accrued liabilities and other” on the balance sheet.

Note 9 – Subsequent Events

On November 30, 2017, the Company was acquired by Proto Labs, Inc., a public company listed on the NYSE under the ticker symbol PRLB.